CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-30378) and Form S-8 (File No. 333-60791) of WestCoast Hospitality Corporation and subsidiaries of our report dated March 17, 2000 relating to the financial statements, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
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Spokane, Washington
March 24, 2000

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